UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	December 22, 2004

Diversified Corporate Resources, Inc.
(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-13984 (Commission File Number)	75-1565578 (I.R.S. Employer Identification No.)
10670 North Central Expressway Suite 600 Dallas, Texas 75231 (Address of principal executive offices)
(972) 458-8500 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

       As previously reported, on August 27, 2004, Diversified Corporate Resources, Inc. (the "Company") received a letter from the Staff of the American Stock Exchange ("AMEX") confirming its intention to proceed with the filing of an application with the Securities and Exchange Commission ("SEC") to delist the common stock of the Company from AMEX because the Staff had determined that the Company did not meet the following continued listing standards under the AMEX Company Guide: (a) Section 1003(a)(i), in that the Company's stockholders' equity is less than $2 million and it has sustained net losses in two of its three most recent fiscal years and Section 1003(a)(ii), in that the Company's stockholders' equity is less than $4 million and it has sustained losses in three of its four most recent fiscal years (the "Minimum Equity Standards"); and (b) Sections 1003(d) and 1101, by virtue of the fact that the Company did not file timely its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and its quarterly reports on Form 10-Q for the periods ended March 31, 2004, June 30, 2004 and, subsequently, for the period ended September 30, 2004.

     The Company appealed the Staff's determination and requested a hearing before an AMEX Listing Qualification. The hearing was held on October 28, 2004. On November 4, 2004, the Company was informed that the Panel affirmed the Staff's determination to delist the Company's common stock and that AMEX will suspend trading in such stock as soon as practicable. The Company appealed the Panel's decision to AMEX's full Committee on Securities. On December 22, 2004, the Committee on Securities affirmed the Panel's decision. As a result, unless the AMEX Board of Governors calls, on or before January 26, 2005 (the date of its next meeting), the Committee's decision for review, the Committee's decision will be considered final and the listing of the Company's common stock on AMEX will terminate. At this time, the Company has no assurance that the AMEX Board of Governors will call this decision for review.

     In the meantime, as previously reported, the Company did file, on December 9, 2004, its 2003 Annual Report on Form 10-K. On December 30, 2004, the Company filed with the SEC its Quarterly Report on Form 10-Q for the first quarter 2004. The Company is working diligently to complete and file the two remaining 2004 Quarterly Reports on Form 10-Q within the next two weeks.

     As previously reported, since November 9, 2004, when trading in the Company's common stock was suspended, the common stock has been trading on the pink sheets. Once all of the required SEC periodic reports are filed, i.e. likely within the next two weeks, the common stock will be eligible for trading on the Over-the-Counter Bulletin Board (OTCBB) inter-dealer quotation system.

Item 9. Financial Statements and Exhibits.
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diversified Corporate Resources, Inc. Registrant
Date: January 6, 2005	By:	/S/ J. Michael Moore J. Michael Moore Chief Executive Officer (Principal Executive Officer)